Century Communities Reports Second Quarter 2015 Results and Updates Full Year Guidance

- Earnings Increase to $0.46 Per Share -

- Home Deliveries Grow 221% to 636 Homes -

- Homes in Backlog Expand 155% to 1,005 Homes -

Greenwood Village, Colorado (August 6, 2015) – Century Communities, Inc. (NYSE: CCS), a top-25 U.S. homebuilder of single-family homes, townhomes and flats in select markets, today announced financial results for its second quarter ending June 30, 2015.

Second Quarter 2015 Highlights Compared to Second Quarter 2014*

•	Net income of $9.8 million, an increase of 84%
•	Pre-tax income of $14.4 million, an increase of 79%
•	Total revenue of $ 189.0 million, an increase of 137%
•	Home deliveries increased 221% to 636 homes
•	Homebuilding gross margin of $36.6 million, an increase of 91%
•	Selling, General & Administrative (“SG&A”) as a percent of home sales revenues of 12.2%, an improvement of 243 basis points
•	Adjusted EBITDA of $19.0 million, an increase of 87%
•	Net new home contracts grew to 718 homes, an increase of 156%
•	Homes in backlog expanded to 1,005 homes, an increase of 155%
•	Average open communities increased 175% to 88
•	Open communities at the end of the quarter increased 147% to 89
•	Completed successful offering of an additional $60 million of its 6.875% senior notes due 2022
•	In July 2015, entered into an amended 3 year, $200 million unsecured credit facility, with a $100 million accordion feature

“We are pleased with the strong momentum in our business during the second quarter in which we improved our earnings 53% per share,” stated Dale Francescon, Chairman and Co-Chief Executive Officer. “We executed against all of our core objectives in the second quarter and set records in home sales revenues, deliveries, contracts, backlog and net income. We achieved this growth while also maintaining our homebuilding gross margin percentage sequentially and further reducing our SG&A as a percent of home sales revenues compared to a year ago on our scalable platform. Into the second half of 2015, we are excited by our prospects to further grow our business,  improve our profitability and meet  expectations for full year 2015.”

“Our markets continue to exhibit positive fundamentals including rising employment and favorable population growth amid a limited supply of new homes which was evident as we ended the quarter with a record backlog of 1,005 homes,” said Rob Francescon, Co-Chief Executive Officer. “The integration of our recent acquisitions are largely complete and we are now better positioned to further expand our footprint into additional attractive markets with improving economies.  We enter the second half of 2015 with a solid balance sheet to support our strategic capital deployment efforts into value-enhancing opportunities as we look to increase returns for shareholders.”

Second Quarter 2015 Results*

Net income for the second quarter 2015 was $9.8 million, or $0.46 per share, compared to $5.3 million, or $0.30 per share, in the prior year quarter. The improvement in net income was primarily attributable to an increase in home sales revenues generated by a higher number of home deliveries and an improvement in SG&A as a percent of home sales revenue.

Home sales revenues for the second quarter 2015 was $186.8 million, compared to $77.3 million in the prior year quarter. The growth in home sales revenues was primarily due to home deliveries increasing 221% to 636 homes compared to 198 in the prior year quarter.  The average selling price of homes delivered was $293,722, up sequentially from $284,751 and compared to $390,545 in the prior year quarter, largely due to a shift in regional and product mix from new communities and acquisitions.

Home sales gross margin percentage in the second quarter 2015 was 19.6%, compared to 24.7% in the prior year quarter. Adjusted homebuilding gross margin percentage, excluding purchase price accounting and interest in cost of homes sales revenues, was stable sequentially at 21.3% compared to 26.5% in the prior year quarter, mainly attributable to regional and product mix. SG&A as a percent of home sales revenues was 12.2% compared to 14.6% in the prior year quarter, primarily as a result of higher home sales revenues, which more than offset an increase in personnel costs and additional investments to support a higher number of communities.

Net new home contracts in the second quarter 2015 increased to 718 homes, an increase of 156% compared to 281 homes in the prior year quarter, largely attributable to a higher number of average open communities. At the end of the second quarter 2015, the Company had 1,005 homes in backlog, representing $348.0 million of backlog dollar value, compared to 394 homes, representing $167.8 million of backlog dollar value in the prior year quarter.

*Financial and operating results as of and for the three and six months ended June 30, 2014 include the results of operations from our acquisition of Las Vegas Land Holdings, LLC, from the date of acquisition, April 1, 2014. Financial and operating results as of and for the three and six months ended June 30, 2014 do not include the results of operations from our acquisitions of Grand View Builders and Peachtree Communities Group Inc., which were acquired in August 2014 and November 2014, respectively.  Subsequent to the acquisitions, Las Vegas Land Holdings, LLC, Grand View Builders, and Peachtree Communities Group Inc., comprise our Nevada, Houston, and Atlanta operating segments.

Balance Sheet and Liquidity

In April 2015, the Company successfully completed an offering of an additional $60 million of its 6.875% senior notes due 2022. The senior notes were additional notes issued under the indenture pursuant to which the Company’s existing outstanding $200 million aggregate principal amount of 6.875% senior notes due 2022 were issued. The new and existing senior notes totaling $260 million have identical terms and are treated as a single class under the indenture. The proceeds of the offerings were used to repay amounts outstanding under the line of credit.

As of June 30, 2015, the Company had total assets of $781.1 million, including cash and cash equivalents totaling $32.6 million, and inventories of $661.7 million. Liabilities totaled $398.0 million, which included $304.5 million of long-term debt. At June 30, 2015, the Company’s ratio of net debt to net capital was 41.5%.

As of June 30, 2015, the Company had  $80.0 million of availability on its unsecured $120 million credit facility and an undrawn $80 million accordion. In July 2015, the Company successfully amended and increased its unsecured credit facility to $200 million with a $100 million accordion feature.

Full Year 2015 Outlook

Dave Messenger, Chief Financial Officer, commented, “Given our positive results in the first half of 2015, we are increasing our full year 2015 guidance. Based on our current market outlook, for the full year 2015 we expect our home deliveries to be in the range of 2,200 to 2,600 homes and our home sales revenues to be in the range of $700 million to $800 million, excluding the impact of any future acquisitions. At the end of the full year 2015, we continue to expect our active selling community count to be in the range of 80-90 communities.”

Conference Call

The Company will host a webcast and conference call on Thursday, August 6, 2015 at 5:00 p.m. Eastern time, 3:00 p.m. Mountain time, to review the Company’s second quarter 2015 results, discuss recent events and conduct a question-and-answer period. To participate in the call, please dial 877-705-6003 (domestic) or 201-493-6725 (international). The live webcast will be available at www.centurycommunities.com in the Investors section. A replay of the conference call will be available through September 6, 2015, by dialing 877-870-5176 (domestic) or 858-384-5517 (international) and entering the pass code 13614388.

About Century Communities

Founded in 2002, Colorado-based Century Communities is a builder of single-family homes, townhomes and flats in select major metropolitan markets in Colorado, Texas, Nevada, and Georgia. The Company offers a wide variety of product lines and is engaged in all aspects of homebuilding, including the acquisition, entitlement and development of land and the construction, marketing and sale of homes. Century Communities is a top-25 U.S. homebuilder based on homes delivered. To learn more about Century Communities please visit www.centurycommunities.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, may involve known and unknown risks, uncertainties and assumptions. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “expect,” “estimate,” “plan,” “outlook,” and “project” and other similar expressions that predict or indicate future events or trends or that are not statements of historical matters. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved. Forward-looking statements are based on historical information available at the time the statements are made and are based on management’s reasonable belief or expectations with respect to future events, and are subject to risks and uncertainties, many of which are beyond the Company’s control, that could cause actual performance or results to differ materially from the belief or expectations expressed in or suggested by the forward-looking statements. Forward-looking statements speak only as of the date on which they are made and the Company undertakes no obligation to update any forward-looking statement to reflect future events, developments or otherwise, except as may be required by applicable law. Investors are referred to the Company’s Annual Report on Form 10-K for additional information regarding the risks and uncertainties that may cause actual results to differ materially from those expressed in any forward-looking statement.

Century Communities, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Revenue
Home sales revenues	$186,808	$77,328	$341,143	$126,999
Land sales revenues	370	—	370	—
Golf course and other revenue	1,876	2,525	3,979	2,525
Total revenue	189,054	79,853	345,492	129,524
Costs and expenses
Cost of home sales revenues	150,225	58,197	275,031	95,470
Cost of land sales revenues	365	—	365	—
Cost of golf course and other revenue	1,662	2,154	3,168	2,154
Selling, general, and administrative	22,812	11,320	43,744	18,323
Total operating costs and expenses	175,064	71,671	322,308	115,947
Operating income	13,990	8,182	23,184	13,577
Other income (expense):
Interest income	21	68	37	137
Interest expense	(3)	(11)	(6)	(11)
Acquisition expense	(15)	(408)	(15)	(803)
Other income	308	129	625	257
Gain on disposition of assets	130	89	130	89
Income before income tax expense	14,431	8,049	23,955	13,246
Income tax expense	4,633	2,711	7,806	4,539
Net income	$9,798	$5,338	$16,149	$8,707

Earnings per share:
Basic and diluted	$0.46	$0.30	$0.76	$0.50
Weighted average common shares outstanding:
Basic and diluted	20,556,536	17,674,868	20,533,237	17,376,591

Financial and operating results as of and for the three and six months ended June 30, 2014 include the results of operations from our acquisition of Las Vegas Land Holdings, LLC, from the date of acquisition, April 1, 2014. Financial and operating results as of and for the three and six months ended June  30, 2014 do not include the results of operations from our acquisitions of Grand View Builders and Peachtree Communities Group Inc., which were acquired in August 2014 and November 2014, respectively.  Subsequent to the acquisitions, Las Vegas Land Holdings, LLC, Grand View Builders, and Peachtree Communities Group Inc., comprise our Nevada, Houston, and Atlanta operating segments.

Century Communities, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

(in thousands, except share amounts)

	June 30,	December 31,
	2015	2014
Assets
Cash and cash equivalents	$32,630	$33,462
Accounts receivable	13,431	13,799
Inventories	661,728	556,323
Prepaid expenses and other assets	37,571	28,796
Property and equipment, net	5,374	12,471
Deferred tax asset, net	2,917	1,359
Amortizable intangible assets, net	6,103	8,632
Goodwill	21,365	21,137
Total assets	$781,119	$675,979
Liabilities and stockholders' equity
Liabilities:
Accounts payable	$9,323	$17,135
Accrued expenses and other liabilities	84,183	64,029
Notes payable and revolving line of credit	304,486	229,610
Total liabilities	397,992	310,774
Stockholders' equity:
Preferred stock, $0.01 par value, 50,000,000 shares authorized, none outstanding	—	—
Common stock, $0.01 par value, 100,000,000 shares authorized, 21,335,580 and 20,875,547 shares issued and outstanding at June 30, 2015 and December 31, 2014, respectively	213	209
Additional paid-in capital	338,342	336,573
Retained earnings	44,572	28,423
Total stockholders' equity	383,127	365,205
Total liabilities and stockholders' equity	$781,119	$675,979

Century Communities, Inc.

Homebuilding Operational Data

Net New Home Contracts

	Three Months Ended			Six Months Ended

	2015	2014	% Change	2015	2014	% Change
Atlanta	329	—	NM	660	—	NM
Central Texas	50	40	25.0%	112	65	72.3%
Colorado	221	153	44.4%	430	290	48.3%
Houston	37	—	NM	64	—	NM
Nevada	81	88	(8.0)%	158	88	79.5%
Total	718	281	155.5%	1,424	443	221.4%

Home Deliveries

	Three Months Ended June 30,
	2015		2014		% Change

	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price

Atlanta	319	$220.3	—	—	NM	NM
Central Texas	36	$449.1	30	$415.5	20.0%	8.1%
Colorado	187	$402.7	114	$424.1	64.0%	(5.0)%
Houston	32	$221.4	—	—	NM	NM
Nevada	62	$290.1	54	$305.8	14.8%	(5.1)%
Total / Weight Average	636	$293.7	198	$390.5	221.2%	(24.8)%

	Six Months Ended June 30,
	2015		2014		% Change

	Homes	Average Sales Price	Homes	Average Sales Price	Homes	Average Sales Price

Atlanta	574	$221.1	—	—	NM	NM
Central Texas	75	$442.7	56	$469.4	33.9%	(5.7)%
Colorado	330	$397.4	216	$389.8	52.8%	1.9%
Houston	92	$190.1	—	—	NM	NM
Nevada	107	$303.0	54	$305.8	98.1%	(0.9)%
Total / Weight Average	1,178	$289.6	326	$389.6	261.3%	(25.7)%

Century Communities, Inc.

Homebuilding Operational Data

Selling Communities

	As of June 30,
	2015	2014	% Change

Atlanta	31	—	NM
Central Texas	13	9	44.4%
Colorado	31	24	29.2%
Houston	9	—	NM
Nevada	5	3	66.7%
Total	89	36	147.2%

Backlog

	As of June 30,
	2015			2014			% Change

	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price	Homes	Dollar Value	Average Sales Price

Atlanta	409	$94,875	$232.0	—	$—	—	NM	NM	NM
Central Texas	128	60,373	$471.7	101	51,429	$509.2	26.7%	17.4%	(7.4)%
Colorado	318	145,945	$458.9	202	88,325	$437.3	57.4%	65.2%	4.9%
Houston	66	18,229	$276.2	—	—	—	NM	NM	NM
Nevada	84	28,549	$339.9	91	28,064	$308.4	(7.7)%	1.7%	10.2%
Total / Weighted Average	1,005	$347,970	$346.2	394	$167,818	$425.9	155.1%	107.3%	(18.7)%

Lot Inventory

	As of June 30,
	2015			2014			% Change

	Owned	Controlled	Total	Owned	Controlled	Total	Owned	Controlled	Total

Atlanta	1,512	3,926	5,438	—	—	—	NM	NM	NM
Central Texas	1,232	282	1,514	815	2,295	3,110	51.2%	(87.7)%	(51.3)%
Colorado	3,069	693	3,762	2,847	2,097	4,944	7.8%	(67.0)%	(23.9)%
Houston	318	194	512	—	—	—	NM	NM	NM
Nevada	1,869	193	2,062	1,798	—	1,798	3.9%	100.0%	14.7%
Total	8,000	5,288	13,288	5,460	4,392	9,852	46.5%	20.4%	34.9%

NM – Not meaningful.

Century Communities, Inc.

Earnings Per Share

(Unaudited)

(in thousands, except share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2015	2014	2015	2014
Numerator
Net income	$9,798	$5,338	$16,149	$8,707
Less: Undistributed earnings allocated to participating securities	(361)	(72)	(533)	(105)
Net income allocable to common stockholders	$9,437	$5,266	$15,616	$8,602
Denominator
Weighted average common shares outstanding - basic and diluted:	20,556,536	17,674,868	20,533,237	17,376,591
Earnings per share:
Basic and diluted	$0.46	$0.30	$0.76	$0.50

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Gross Margin from Home Sales Excluding Interest and Purchase Price Accounting for Acquired Work in Process Inventory

(in thousands)

	Three Months Ended June 30,
	2015	%	2014	%

Home sales revenues	$186,808	100.0%	$77,328	100.0%
Cost of home sales revenues	150,225	80.4%	58,197	75.3%
Gross margin from home sales	36,583	19.6%	19,131	24.7%
Add: Interest in cost of home sales revenues	2,830	1.5%	452	0.6%
Adjusted homebuilding gross margin excluding interest	39,413	21.1%	19,583	25.3%
Add: Purchase price accounting for acquired work in process inventory	414	0.2%	919	1.2%
Adjusted homebuilding gross margin excluding interest and purchase price accounting for acquired work in process inventory	$39,827	21.3%	$20,502	26.5%

	Six Months Ended June 30,
	2015	%	2014	%

Home sales revenues	$341,143	100.0%	$126,999	100.0%
Cost of home sales revenues	275,031	80.6%	95,470	75.2%
Gross margin from home sales	66,112	19.4%	31,529	24.8%
Add: Interest in cost of home sales revenues	4,451	1.3%	528	0.4%
Adjusted homebuilding gross margin excluding interest	70,563	20.7%	32,057	25.2%
Add: Purchase price accounting for acquired work in process inventory	2,441	0.7%	1,107	0.9%
Adjusted homebuilding gross margin excluding interest and purchase price accounting for acquired work in process inventory	$73,004	21.4%	$33,164	26.1%

Century Communities, Inc.

Reconciliation of Non-GAAP Financial Measures

(Unaudited)

Adjusted EBITDA

(in thousands)

	Three Months Ended June 30,			Six Months Ended June 30,

	2015	2014	% Change	2015	2014	% Change

Net income	$9,798	$5,338	83.6%	$16,149	$8,707	85.5%
Income tax expense	4,633	2,711	70.9%	7,806	4,539	72.0%
Interest in cost of home sales revenues	2,830	452	526.1%	4,451	528	743.0%
Interest expense	3	11	(72.7)%	6	11	(45.5)%
Depreciation and amortization expense	1,282	707	81.3%	2,270	1,190	90.8%
EBITDA	18,546	9,219	101.2%	30,682	14,975	104.9%
Purchase price accounting for acquired work in process inventory	414	919	(55.0)%	2,441	1,107	120.5%
Adjusted EBITDA	$18,960	$10,138	87.0%	$33,123	$16,082	106.0%

Contact Information:

Investor Relations:

303-268-8398

InvestorRelations@CenturyCommunities.com